Execution copy

Exhibit 10.3

Sixth Amendment Agreement

Date: April 13, 2017

BETWEEN:

Drax:	Seller:

Drax Power Limited Drax Power Station Selby North Yorkshire YO8 8PH (Company number 04883589)	RTK WP Canada, ULC 10877 Wilshire Blvd Suite 600 Los Angeles CA 90024 United States (Company number BC0962401)
(each a “Party” and together the “Parties”)

BACKGROUND:

A

The Parties entered into an agreement for the sale and purchase of Biomass on an FOB basis on 1 May 2013, as subsequently amended, (together the “Agreement”) and under which Rentech, Inc. (the “Guarantor”) guaranteed certain obligations of the Seller by way of a Parent Company Guarantee dated May 1, 2013 (“the Guarantee”).

B	The Parties now wish to amend the Agreement as set out below and have agreed to record these changes as set out herein by way of this “Sixth Amendment”.

IT IS AGREED:

1.

In consideration of the Parties’ compliance with the terms of this Sixth Amendment and the payment of £1 from Buyer to Seller, the receipt and sufficiency of which the Parties acknowledge, the Parties have agreed to amend the Agreement on the terms set out in this Sixth Amendment with effect from the date of this Sixth Amendment.

2.

The provisions of this Sixth Amendment are legally binding between the Parties.  Unless otherwise defined, all capitalised terms used in this Sixth Amendment shall have the meaning given to them in the Agreement, and unless expressly amended in this Sixth Amendment, all terms of the Agreement shall remain fully effective.

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3.

The Parties have agreed that an additional shipment (the “DY4 Additional Shipment”) shall be added to the Delivery Schedule for Delivery Year 4 and be delivered in accordance with the requirements of the Agreement other than as set out in this Sixth Amendment:

DY4 Additional Shipment
Volume:	A minimum of 11,000 Tonnes and a maximum of 12,000 Tonnes (at the Seller’s option).
Price:	CAD$132.50 based on the Benchmark CV NAR.
Seller Plant:	Williams Lake, British Columbia, Canada.
Laycan:	20 -30 April (being Drax’s confirmed Laycan in accordance with clause 15.1.3).
Loading Rate:	12 000 Tonnes per Weather Working Day.

4.	Accordingly the Agreement is amended as follows:
4.1.	The first three lines of Section 2 of the Commercial Terms (Seller Plant(s)) shall be deleted and replaced with the following:

“The Seller may supply the Biomass from the following plant(s) (each a ”Seller Plant”) at the Seller’s discretion, subject to the conditions detailed:

Seller Plant	Location	Conditions applicable to use of Biomass from Seller Plant
Wawa	Ontario, Canada	None
Atikokan	Ontario, Canada	None
Williams Lake	British Columbia, Canada	Only to be used to supply a maximum of 12,000 Tonnes of Biomass all within the DY4 Additional Shipment.
4.2.	The following wording shall be added to the second paragraph of Section 9 of the Commercial Terms (Price), such that the sentence reads:

“Following the Agreement Date the price per Tonne of Biomass shall be determined using the following formula, except in the case of the DY4 Additional Shipment where the Price shall be a fixed as described in the Sixth Amendment:”

4.3.	In Section 12 of the Commercial Terms (Annual Quantity) the fourth line shall be deleted and replaced with:

“Delivery Year 4: 204,317.50 to 205,317.50 Tonnes of Biomass”

4.4.	The following wording shall be added to the end of the second paragraph in Section 13 of the Commercial Terms (Delivery Schedule):

“and the DY4 Additional Shipment shall be delivered in a shipment size of between 11,000 and 12,000 Tonnes.”

The Guarantor consents to the Seller entering into this letter.  The Guarantor agrees that its Guarantee remains in full force and effect as to the Agreement supplemented by this letter.

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This letter and any non-contractual obligations arising out of or in connection with it are subject to the Dispute Resolution and Governing Law and Jurisdiction provisions in clauses 35 and 36 of the Agreement.

This letter may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this letter as to any party hereto to produce or account for more than one such counterpart executed and delivered by such Party.  Counterparts may be executed either in original, faxed or digital transmission form and the Parties adopt any signatures received by a receiving fax machine or computer as original signatures of the Parties.

Signed:	/s/ Graham Backhouse	Signed:	/s/ Colin Morris

Duly authorised representative of Drax Power Limited:		Duly authorised representative of RTK WP CANADA, ULC

Name:	Graham Backhouse	Name:	Colin Morris
Title:	Head of Supply Chain & Logistics	Title:	SVP & General Counsel

		Signed:	/s/ Colin Morris

Duly authorised representative of RENTECH, INC.

		Name:	Colin Morris
		Title:	SVP & General Counsel